Exhibit 5.1

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morrison & foerster llp
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Writer’s Direct Contact +1 (212) 468-8036 JOwen@mofo.com
12 February 2026
A Paradise Acquisition Corp.
The Sun’s Group Center
29th Floor, 200 Gloucester Road
Wan Chai, Hong Kong
Re:    A Paradise Acquisition Corp. — Registration Statement on Form S-4
Ladies and Gentlemen,
We have acted as counsel to A Paradise Acquisition Corp., a British Virgin Island business company (the “SPAC”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transactions contemplated by that certain Agreement and Plan of Merger (the “Business Combination Agreement”), dated as of November 26, 2025, by and among the SPAC, A Paradise Merger Sub I, Inc., a Cayman Islands exempted company and a direct, wholly owned subsidiary of the SPAC (“Merger Sub”) and Enhanced Ltd., a Cayman Islands exempted company (“Enhanced”).
Pursuant to the terms of the Business Combination Agreement, prior to the consummation of the Mergers (defined below) the SPAC intends to effect the continuation out of the British Virgin Islands under Section 184 of the British Virgin Islands Business Companies Act 2004 (as amended) and a conversion under Chapter 10 of the Texas Business Organizations Code (the “TBOC”), pursuant to which the SPAC’s jurisdiction of incorporation will be changed from the British Virgin Islands to the State of Texas (the “Domestication”).
Following the Domestication and pursuant to the Business Combination Agreement, (i) Enhanced will merge with and into Merger Sub, with Enhanced continuing as the surviving corporation (the “First Merger”), and immediately thereafter (ii) Enhanced, as the surviving corporation of the First Merger, will merge with and into the SPAC, with the SPAC continuing as the surviving corporation (together with the First Merger, the “Mergers”). Following the Domestication and the Mergers, the continuing entity will be renamed Enhanced Group Inc. (the “Company”).
Upon consummation of the Domestication, in accordance with the Business Combinaion Agreement, each then-issued and outstanding Class A ordinary share of the SPAC, including Clas A ordinary shares of the SPAC issued upon conversion of Class B ordinary shares of the SPAC immediately prior to the Domestication (each, a “SPAC Class A Ordinary Share”) will convert automatically (the “Domestication Conversion”), on a one-for-one basis, into a shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) in accordance with Chapter 10 of the TBOC pursuant to certificate of conversion to be filed with the Secretary of State of the State of Texas (the “Certificate of Conversion”) and a plan of conversion to be adopted by the SPAC and kept in the records of the Company in accordance with Chapter 10 of the TBOC (the “Plan of Conversion”). In addition, upon consummation of the transactions contemplated by the Business Combination Agreement, including the Mergers, the Company will issue (i) shares of its Class A Common Stock to (x) the holders of the SPAC’s right, each representing a right to receive one-eighth of one Class A Common Stock at the First Merger and (y) certain holders of Enhanced’s securities, and (ii) shares of its Class B Common Stock, par value $0.0001 per share to certain holders of Enhanced’s securities, each as further described in the Registration Statement and the Business Combination Agreement (together, the “Closing Stock Issuance”).
This opinion is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Business Combination Agreement; (iii) the form of Certificate of Conversion to be filed with the Secretary of State of the State of Texas in order to effect the Domestication; (iv) the form of Plan of Conversion; (v) the form of the Certificate of Formation of the Company to be filed with the Secretary of State of the State of Texas and to be effective upon consummation of the Domestication (the “Certificate”); (v) the form of Bylaws of the Company to be effective upon consummation of the Domestication (the “Bylaws”); and (vi) such other records, certificates and documents as we have considered necessary or appropriate for purposes of the opinions expressed herein.
In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copied documents. As to any facts material to the opinions expressed herein that we did not independently establish, we have relied upon statements and representations of officers and other representatives of the SPAC and others, and of public officials.
 For purposes of this opinion, we have further assumed that prior to the issuance of any of the shares of Class A Common Stock or the Class B Common Stock in the Domestication Conversion or the Closing Stock Issuance (as applicable): (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and such effectiveness will not have been suspended; (ii) the shareholders of the SPAC will have approved and adopted the Business Combination Agreement and the transactions contemplated thereby; (iii) the Certificate of Conversion will have been duly authorized, executed and filed, and accepted by, the Secretary of State of the State of Texas in accordance with Chapter 10 of the TBOC and the Domestication will have been consummated; (iv) the Plan of Conversion will have been adopted and kept in the records of the Company in accordance with Chapter 10 of the TBOC; (v) all other necessary action will have been taken under the applicable laws of the British Virgin Islands to authorize and permit the Domestication; (vi) any and all consents, approvals and authorizations from applicable governmental and regulatory authorities of the British Virgin Islands required to authorize and permit the Domestication will have been obtained; (vii) the Certificate will have been duly authorized, executed and filed with, and accepted by, the Secretary of State of the State of Texas in accordance with

Chapter 3 of the TBOC; (viii) the Bylaws will have been duly adopted and be in full force and effect; and (ix) the Mergers will have been consummated in accordance with the terms of the Business Combination Agreement and will have become effective under the TBOC.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
Upon effectiveness of the Domestication, each issued and outstanding SPAC Class A Ordinary Share will convert as provided in the Plan of Conversion, on a one-for-one basis, into a duly authorized, validly issued, fully paid and non-assessable share of Class A Common Stock of the Company.
The shares of Class A Common Stock to be issued by the Company in the Closing Stock Issuance pursuant to the Business Combination Agreement, when issued in accordance with the Business Combination Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are based upon and limited to the TBOC. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.
This opinion is furnished to you in connection with the filing by the SPAC of the Registration Statement, and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Settlement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.
Very truly yours,
/s/ Morrison & Foerster
Morrison & Foerster